CONSENT

TO: Strathmore Minerals Corp. and all the directors and officers thereof

DATED: June 29th, 2007

Dear Sirs/Mesdames:

Re: Strathmore Minerals Corp. (the "Company")
Form 20-F – Consent of Expert

In connection with the Company's Registration Statement on Form 20-F, 2007 (the "Statement"), I, **David C. Fitch**, hereby consent to the use of my name in connection with references to my involvement in the preparation of a technical report entitled **"Technical Report on the Roca Honda Uranium Property McKinley County, New Mexico"** dated **March 31, 2006** (the "Technical Report") and to references to the Technical Report, or portions thereof, in the Statement.

I also hereby confirm that I have read the parts of the final version of the Statement that refers to my Technical Report and that it fairly and accurately represents the information in the Technical Report that supports the disclosure.

Yours truly,

D C Fitch

David C. Fitch, C.P.G.

CONSENT

TO: Strathmore Minerals Corp. and all the directors and officers thereof

DATED: June 29th, 2007

Dear Sirs/Mesdames:

Re: Strathmore Minerals Corp. (the "Company")
Form 20-F – Consent of Expert

In connection with the Company's Registration Statement on Form 20-F, 2007 (the "Statement"), I, **David C. Fitch**, hereby consent to the use of my name in connection with references to my involvement in the preparation of a technical report entitled **"Technical Report on the Strathmore Church Rock Uranium Property McKinley County, New Mexico"** dated **December 20, 2005** (the "Technical Report") and to references to the Technical Report, or portions thereof, in the Statement.

I also hereby confirm that I have read the parts of the final version of the Statement that refers to my Technical Report and that it fairly and accurately represents the information in the Technical Report that supports the disclosure.

Yours truly,

David C. Fitch, C.P.G.